Exhibit 10.10

Fortuna Digital Graphics	No.: 0121284

Contract for Sales of Products

Note for execution, of the contract:

1.	This contract will only be used as the contract for the sales of products manufactured and sold by Fortuna instead of other purposes.

2.	All contents of the contract shall become valid only after they are filled in with black pen or a black signing pen;

3.	All contents of the contract shall be filled in completely without any blank left; and

4.	The appendixes herewith shall serve as an indispensable part of the contract and have the same legal force with the contract.

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Date of execution: October 17, 2014	Place of execution: Beijing

Party A: Rider Sportsfashion Limited Seal: special contract seal of Rider Sportsfashion Limited	Party B: Beijing Fortuna Digital Graphics Co., Ltd. Seal: special contract seal of Beijing Fortuna Digital Graphics Co., Ltd.
Add.: Room 509, Building C, Junfeng Huating, No., 69, Beichen West Road, Beijing	Add.: 22/F, Qingyun Dangdai Mansion, No. 43 West Street of North 3rd Ring Road, Haidian District, Beijing
Postal code: 100029	Postal code: 100086
Tel.: 010-58773375	Tel.: 010-82511122
Fax: 010-58773378	Fax: 010-82511388
Entrusted representative: Geng Li	Entrusted representative: Qin Peng

In strict accordance with the stipulations of Contract Law of the People’s Republic of China and other relevant regulations, the contract regarding the fact that Party B’s products are purchased by Party A (hereinafter referred to as “this Contract”) is made and entered into by and between Party A and Party B based on the principle of equality and mutual benefit after reaching a consensus through negotiation, in order to define each party’s rights and obligations respectively.

Article 1 Products Details

Product brand/ name	Model/Specification	Unit	Qty.	Unit price (RMB Yuan)	Total (RMB Yuan)
Epson	F7180	Pcs	1	105,000.00	105,000.00

Additional products purchased (Appendix 3)
Total					105,000.00

Total: RMB 105,000.00

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Article 2 Payment and Delivery Time

Party A shall, within 3 days upon the execution of this Contract, pay off all payment for goods hereto above, RMB     /    (say: RMB     /    ) in lump sum. Party B shall deliver equipment within     /    the day (s) upon receiving all payment for goods (the payment in cash shall be subject to date of payment while other payment modes shall be subject to the time when the payment for goods is delivered to the appointed account by Party B).

Article 3 Equipment Delivery and Acceptance

1.	Both parties agree that Party B shall deliver and accept goods based on the / (in words) mode set forth below.

1)	Party A shall be held liable for delivering the products to Party B’s company where the products shall be handed over and accepted.

2)	Where the site of delivery and acceptance is Party B’s company and Party B delivers the goods to the place designated by Party A for Party A after passing acceptance as mutually agreed, Party A shall bear all transportation fees and premiums (only applicable to the case that the destination is in the same city as the authorized signatory).

3)	Where Party A needs Party B to assist with delivering the equipment to other cities appointed, Party A shall appoint transportation mode and carrier; Party B is considered to have delivered equipment upon consignment (subject to waybill of transportation unit appointed by Party A). Both parties shall accept goods at the site where Party A receives equipment and Party A shall bear all freights and premiums incurred accordingly.

2.	Both parties shall make acceptance together and make confirmation through signature upon the equipment being accepted. The product accessories shall be subject to the list in Appendix 3 herewith and the former manufacturer’s product instruction and sample provided by Party B shall be considered as quality standard for acceptance.

3.	Where both parties select the third goods delivery mode, Party A is not allowed to unpack box or install or use the machine without Party B’s consent in writing upon receiving the products; otherwise, the machine is considered qualified, and Party B will no longer make acceptance.

4.	Party B shall, at the delivery site, deliver the equipment to Party A. Where the delivery is delayed due to objective conditions that are unforeseeable, inevitable and insuperable, Party B shall not bear any relevant liability or liabilities.

5.	Both parties shall, within 24 hours upon Party A receiving goods, make acceptance at the delivery site and Party A shall submit Equipment Acceptance Report signed and sealed to Party B at the same time.

6.	Where Party A finds inconsistency, inferior quality or defects of model, specification, quantity and technical properties of equipment, due to the manufacturers’ or Party B’s liabilities during acceptance, Party A shall, on the date of delivery or no later than 3 days after the date of delivery, notify Party B of the cases above in writing without undue delay and Party B shall be responsible for handling that; otherwise, the equipment is considered to have met the requirements of this Contract and appendixes hereof.

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Article 4 Equipment Maintenance and Post-Sales Service

1.	Party B shall authorize the appointed company to provide such service as equipment maintenance and after-sales service; for power of attorney, see Appendix 5 hereof.

2.	The maintenance and post-sale service for various products shall be governed by Appendix 1 General Rules for Equipment Maintenance Service of Fortuna Digital Graphics, Appendix 2 Maintenance Service Standard of Contract Product and supplementary agreement(s) made and entered into by and between both parties (if any).

3.	Party B shall provide door-to-door installation and debugging service and 2-day user training.

4.	Before Party B designates technical service personnel to make installation, debugging and training, Party A shall provide necessary conditions for normal work in the aspect of operators and sites and notify Party B in writing.

5.	The second-hand equipment is not included within the scope of services set forth in the four provisions hereto above, the maintenance and post-sale service of which shall be determined by both parties additionally by signing appendixes through negotiation.

Article 5 Liabilities for Breach of Contract

1.	In case of failure to delivering goods on time, Party B shall pay Party A liquidated damages which shall be 0.03% of contract price for each day overdue; in case that the delivery is delayed for more than 20 days, Party B is considered to fail to deliver goods.

2.	Where Party B cannot deliver goods, it shall, in writing, notify Party A in advance and return Party A payment for goods paid by Party A.

3.	Provided that Party A returns goods within 2 weeks upon delivery of goods, Party A shall pay Party B liquidated damages which shall be 10% of the contract price and bear all costs for delivering goods to Party B; Party B should return the payment for goods to Party A upon making acceptance for the machine. Party A is not allowed to return goods 2 weeks after delivery of goods.

4.	Where Party A finds the goods are not original or new, or cannot be used normally or destroyed seriously in the course of installation or acceptance at its place under the premise that the defects above are not caused by transportation, Party B shall replace such goods with new equipment of same model without additional charges and bear freight and transportation risks.

5.	In case of failure to pick up goods within two weeks of the delivery term regulated herein, Party A is considered to have abandoned the purchase and the transaction shall be terminated.

6.	The default party shall bear the liabilities for breach (excluding joint liabilities caused by such breach) set forth in this contract, which shall not be borne by the non-default party.

7.	Where the goods cannot be delivered as a result of force majeure, Party B shall return funds paid by Party A only and the transaction shall be terminated.

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Article 6 Dispute Resolution

Any dispute arising out of or in relation with the performance of this Contract shall be resolved by both parties through amicable negotiation; in case of failure in negotiation, either party shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules then effective; the arbitration award shall be final and binding upon both parties. The arbitration fees and winning party’s counsel fee shall be borne by the losing party.

Article 7 Matters not covered in this Agreement shall be determined by the Parties separately through negotiation. This Contract (including appendixes hereof) is executed in triplicates with one for Party A and two for Party B and becomes valid upon signature (stamp) of both parties.

Party A: Rider Sportsfashion Limited Seal: special seal for contract of Rider Sportsfashion Limited	Party B: Beijing Fortuna Digital Graphics Co., Ltd. Seal: special seal for contract of Beijing Fortuna Digital Graphics Co., Ltd.
Authorized representative: Geng Li	Authorized representative: Qin Peng
Date: October 17, 2014	Date: October 17, 2014

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Appendix 1:

General Rules for Equipment Maintenance Service of Fortuna Digital Graphics

1.	Technical service center of Fortuna Digital Graphics exclusively owns the right of interpretation of the General Rules and neither individual nor other unit shall have the right to modify or interpret the General Rules.

2.	These provisions hereto are only applicable to the equipment, the maintenance service of which is provided by Fortuna Digital Graphics rather than those maintained by other manufacturers according to the relevant requirements.

3.	The instruction and interpretation for technical index of equipment sold shall be subject to technical data provided by the equipment manufacturer (based on product instruction or relevant industrial standards) and the interpretation made by other institutions or persons is null and void.

4.	All equipment shall be provided with valid receipts and warranty cards provided by Fortuna Digital Graphics. For the equipment, the valid receipt or warranty card of which cannot be provided, Fortuna Digital Graphics shall be entitled to refuse to provide relevant post-sales service such as maintenance.

5.	Fortuna Digital Graphics shall only be responsible for warranty liabilities but not any other joint compensation liabilities for any equipment defects.

6.	For the equipment, the on-site warranty service of which is provided for free for 1 year, we are liable for solving hardware defect of equipment only; for the problems caused by software or other relevant equipment, we only provide technical consultation service.

7.	48-hour service response means that the Company prepares solution plan or designate maintenance engineers to provide door-to-door service within 2 consecutive working days (except for national legal holidays) upon the conformation for hardware fault of users’ equipment as per relevant service articles and clauses. In case of failure in designating suitable personnel within 48 hours due to technical issues, the Company shall make interpretation in advance and determine specific time limit.

8.	The Company shall be responsible for maintaining equipment against faults under the premise that the equipment can be used normally within warranty period.

9.	The Company may charge maintenance fee within the warranty period, based on practical conditions if any of the following circumstances happens, as the case may be:

(Maintenance fee= man-hour fee+ spare part fee+ travel expense)

*	The user cannot provide warranty card or other valid certificates;

*	The user cannot provide “warranty seal of Fortuna Digital Graphics”;

*	The defect is caused by the user who operates improperly;

*	The defect is caused by external power supply system or computers;

*	The defect or damage is caused by collision;

*	The defect is caused by userstransforming or maintaining equipment arbitrarily without authorization;

*	Accidental disasters (flood, fire disaster…)

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10.	Users shall keep external package of the equipment after the equipment is installed in order to facilitate maintaining or delivering the equipment in the further.

11.	Where the equipment is damaged during transportation, users should make solution by contacting with the carrier or insurance company.

12.	If finding the equipment is malfunctioning, users shall contact technical service center of Fortuna Digital Graphics and inform them of the practical conditions in order to handle that properly; users may not otherwise consult non-specialists or dismantle the machine arbitrarily lest result in more serious losses.

13.	The consumables of equipment are not within the warranty scope. (For specific contents, see service manual of equipment)

14.	If the user who purchases a printer uses ink not appointed by Fortuna Digital Graphics arbitrarily without authorization, he or she is considered to abandon relevant warranty rights with regard to equipment.

15.	We will provide installation, use and technical support service for software sold singly or with the equipment for free for 6 months (off-site service)

16.	We will charge updating service fees for software and hardware based on relevant regulations.

17.	In case of changing your correspondence address, please inform us actively and immediately in order to contact each other when necessary.

18.	We will maintain the equipment beyond warranty period by charging maintenance fee based on current maintenance charging standard.

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Appendix 2:

Maintenance Service Standard of Fortuna Digital Graphics

Please do read through all contents stated in Appendix 1 (General Rules for Equipment Maintenance Service of Fortuna Digital Graphics) which shall serve as an indispensable part of this maintenance service standard. Fortuna Digital Graphics shall provide maintenance service below for contract products:

I.	Equipment Warranty and Service:

1.	Painting equipment

The parts maintained for free (committed by equipment manufacturer)

Equipment manufacturer commits to provide warranty service for such parts as all kinds of circuit boards, motors, motor drivers, power supply transformers, special data line, frequency converters, power boxes, sensors, raster decoders, transmission belts, driving wheels, bearings, guide rails and paper pressing wheels installed on equipment as committed by equipment manufacturer.

Warranty period for free maintenance: 12 months Warranty mode (note): on-site (Ö)/ off-site ( )

The parts not warranted (The parts below belong to consumable or external package, all of which are out of warranty scope)

Equipment manufacturer does not commit to providing warranty service for parts such as graphite head, graphite, paper knife, tampon, doctor blade, ink sac (ink tank), ink place, ink place support, grating, components of ink pump, ink filter, ink pipe, waste ink tank, graphite head data line, equipment shell, vacuum cleaner and packing box.

2.	Carving equipment

The parts maintained for free (committed by equipment manufacturer)

Equipment manufacturer commits providing warranty service for parts such as all kinds of circuit boards, motor, motor driver, power supply transformer, special data line, frequency converter, power box, bearing, sensor, lead screw, driving belt, driving wheel and laser tube installed on equipment.

Warranty period for free maintenance: 12 months Warranty mode (note): on-site ( )/ off-site ( )

The parts not warranted (The parts below belong to consumable or external package, all of which are out of warranty scope)

Equipment manufacturer does not commit to providing warranty service for parts such as mesa, all kinds of fixtures, reflectors, focusing mirror, exhaust fan, equipment shell and packing box.

Note: Off-site refers to all local technical service centers of Fortuna Digital Graphics; in off-site warranty condition, the door-to-door service fee shall be charged for on-site maintenance and service required by clients according to relevant regulations of Fortuna Digital Graphics.

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II.	The costs and expenses incurred below against parts unwarranted or the maintenance beyond warranty scope:

transportation fee and accommodation fee from Fortuna Digital Graphics to the clients’ spot

Man-hour fee: the fees calculated based on days of business trip of Fortuna Digital Graphics service engineers (if the business trip is less than a day, a whole day shall be accounted):

Man-hour fee in the city: RMB 300 day;

Man-hour fee out of the city: RMB 500 day

(The days of business trip shall be calculated based on the date of ticket; if the business trip is less than a day, the man-hour fee shall be calculated based on one day)

Fitting fees: fees for fittings changed and used

III.	Training for Use of Equipment

a)	Fortuna Digital Graphics shall provide 2-day (8 hour each day) on-site installation and use training service for equipment.

b)	The users can participate in Fortuna Digital Graphics’s Fortuna Digital Graphics Express person(s) (The clients shall pay for travel expenses of those participating in the training according to relevant documents of Fortuna Digital Graphics).

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Appendix 4:

Other Articles and Clauses (valid upon stamp/ signature of both parties)

j Delivered and installed on October 20, 2014; all funds were paid off 3 months after the installation.

Party A: (seal & signature) Geng Li	Party B: (seal & signature) Qin Peng
October 17, 2014	October 17, 2014
Seal: special contract seal of Rider Sportsfashion Limited	Seal: special contract seal of Beijing Fortuna Digital Graphics Co., Ltd.

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